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          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                     ARTICLES SUPPLEMENTARY


         ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:    The aggregate number of shares of capital
stock of the Corporation is increased by five hundred million (500,000,000) shares, which are classified as Real Estate Investment Portfolio Common Stock. The shares of Real Estate Investment Portfolio Common Stock as so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in ARTICLE FIFTH, paragraph (3) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

         SECOND:   Immediately before the increase, the
Corporation was authorized to issue Nine Billion Five Hundred
Million (9,500,000,000) shares of capital stock, par value $.001 per share, such shares having the following designation:

Number of Shares        Designations
________________        ____________

1,000,000,000           Money Market Portfolio Common Stock

500,000,000             Premier Growth Portfolio Common Stock

500,000,000             Growth and Income Portfolio Common Stock

500,000,000             U.S. Government/High Grade Portfolio
                        Common Stock

500,000,000             High Yield Portfolio Common Stock

500,000,000             Total Return Portfolio Common Stock

500,000,000             International Portfolio Common Stock

500,000,000             Short-Term Multi-Market Portfolio Common
                        Stock

500,000,000             Global Bond Portfolio Common Stock



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500,000,000             North American Government Income
                        Portfolio Common Stock

500,000,000             Global Dollar Government Portfolio Common
                        Stock

500,000,000             Utility Income Portfolio Common Stock

500,000,000             Worldwide Privatization Portfolio Common
                        Stock

500,000,000             Growth Portfolio Common Stock

500,000,000             Conservative Investors Portfolio Common
                        Stock

500,000,000             Growth Investors Portfolio Common Stock

500,000,000             Technology Portfolio Common Stock

500,000,000             Quasar Portfolio Common Stock

and having an aggregate par value of Nine Million Five Hundred Thousand Dollars ($9,500,000). As increased, the Corporation is authorized to issue a total of Ten Billion (10,000,000,000) shares of capital stock, par value $.001 per share, having an aggregate par value of Ten Million Dollars ($10,000,000). Immediately after the increase and giving effect to the classification of shares set forth in Article FIRST hereof, such shares were classified as follows:

Number of Shares        Designations
________________        ____________

1,000,000,000           Money Market Portfolio Common Stock

500,000,000             Premier Growth Portfolio Common Stock

500,000,000             Growth and Income Portfolio Common Stock

500,000,000             U.S. Government/High Grade Portfolio
                        Common Stock

500,000,000             High Yield Portfolio Common Stock

500,000,000             Total Return Portfolio Common Stock

500,000,000             International Portfolio Common Stock

500,000,000             Short-Term Multi-Market Portfolio Common
                        Stock


                                2



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500,000,000             Global Bond Portfolio Common Stock

500,000,000             North American Government Income
                        Portfolio Common Stock

500,000,000             Global Dollar Government Portfolio Common
                        Stock

500,000,000             Utility Income Portfolio Common Stock

500,000,000             Worldwide Privatization Portfolio Common
                        Stock

500,000,000             Growth Portfolio Common Stock

500,000,000             Conservative Investors Portfolio Common
                        Stock

500,000,000             Growth Investors Portfolio Common Stock

500,000,000             Technology Portfolio Common Stock

500,000,000             Quasar Portfolio Common Stock

500,000,000             Real Estate Investment Portfolio Common
                        Stock

         THIRD:    The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940, as amended.

         FOURTH:   The Board of Directors of the Corporation
increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the shares of Real Estate Investment Portfolio Common Stock under authority contained in the Charter of the Corporation.

         IN WITNESS WHEREOF, Alliance Variable Products Series Fund, Inc. has caused these Articles Supplementary to be executed by its Vice President and witnessed by its Assistant Secretary on this 26th day of December, 1996. The Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.





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                                  ALLIANCE VARIABLE PRODUCTS
                                    SERIES FUND, INC.


                                  By:  /s/ Paul J. DeNoon
                                     ____________________
                                         Paul J. DeNoon
                                         Vice President



WITNESS:



/s/  Andrew L. Gangolf
______________________
  Andrew L. Gangolf
  Assistant Secretary


































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